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                                                                   EXHIBIT 99.01

                                                                October 13, 1995


                      HYPOTHECATION OF SPECIFIC SECURITIES

  In the case of stocks the number of shares only need be recorded; in the case of bonds, the par value, coupon rate and date of maturity; in the case of bills or notes, the due date, name of the principal debtor and amount.

               LIST OF SECURITIES LODGED AS COLLATERAL SECURITIES
                                      WITH
                       CANADIAN IMPERIAL BANK OF COMMERCE

                                 HOLLINGER INC.
                             ----------------------
                               (NAME OF CUSTOMER)


33,610,754  SHARES OF CLASS A COMMON STOCK
             OF HOLLINGER INTERNATIONAL INC.

   739,500  SHARES OF SERIES A REDEEMABLE
             CONVERTIBLE PREFERRED STOCK
             OF HOLLINGER INTERNATIONAL INC.


14,990,000  SHARES OF CLASS B COMMON STOCK
             OF HOLLINGER INTERNATIONAL INC.

  The securities listed above and any renewals thereof, substitutions therefor, additions thereto and proceeds thereof and all rights and claims of the undersigned in respect of the same or evidenced thereby (including the claims of the undersigned against the drawee's of any unaccepted bills listed above) are hereby assigned to and are to be held by Canadian Imperial Bank of Commerce (the "Bank") as a general and continuing collateral security for the payment of the liabilities of the above-named customer to the Bank; AND ALSO, if the undersigned is not the above-named customer, the liabilities of the undersigned to the Bank.

As used herein "customer" means the above-named customer and "liabilities" includes all present and future indebtedness and liability wheresoever and howsoever incurred, direct or indirect, absolute or contingent, and whether matured or not and any ultimate unpaid balance thereof. In the event of any default in such payment or prior thereto, if, in the Bank's opinion, the security hereby constituted or any part thereof from time to time


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shall depreciate in value, the assigned premises or any part thereof may from time to time be realized, collected, sold, transferred and delivered by the Bank in such manner as may seem to it advisable, without notice or advertisement, and for the purposes thereof each and every requirement relating thereto and prescribed by law or otherwise is hereby waived; provided, however, that the Bank shall not be bound to deal with the assigned premises as aforesaid and shall not be liable for any loss which may be occasioned by any failure so to do. The Bank may charge on its own behalf and also pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advice and services) in or in connection with realizing, collecting, selling, transferring, delivering and/or obtaining payment of the assigned premises or any part thereof and may deduct the amount of such sums from the proceeds thereof.

The balance of such proceeds may be held in lieu of the assigned premises or any part thereof and may, as and when the Bank thinks fit, be applied on account of such parts of the liabilities hereby secured as to the Bank seems best, without prejudice to the Bank's claims upon the customer or the undersigned (as the case may be) for any deficiency. The Bank may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the customer and with other parties and securities as the Bank may see fit without prejudice to the liabilities hereby secured or the Bank's rights in respect of the security hereby constituted. Any moneys which may be received by the undersigned, or any of them, for or in respect of the assigned premises shall be received as trustee for the Bank and shall be forthwith paid over to the Bank. The Bank shall be bound to exercise in the keeping of such securities only the same degree of care as it would exercise with respect to its own securities kept at the same place. The Manager for the time being of the above-named branch is hereby appointed the irrevocable attorney of the undersigned with full powers of substitution from time to time to endorse and/or transfer such securities or any of them to the Bank or its nominees, and the Bank and its nominees are hereby empowered to exercise all rights and powers and to perform all acts of ownership in respect of such securities to the same extent as the undersigned might do, and any consequent outlay and expense shall be payable by the undersigned with interest on demand. The Bank shall be entitled to make advances on the security hereby constituted notwithstanding the death of the undersigned or any of them, until the undersigned (including the executors or administrators of any deceased undersigned) shall have given to the Bank notice in writing to make no further advances on such security. This security is in addition and without prejudice to any other security now or hereafter held by the Bank.






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  This document must be signed by the owner of the securities lodged and by any other person having any right or title therein or thereto.

HOLLINGER INC.

Signature By: /s/ CHARLES G. COWAN
             ------------------------
             Authorized Officer   Vice President and Secretary

Signature By:
              -----------------------
              Authorized Officer

N.B. If any bill or note lodged has been given for the accommodation of the customer, the accommodation maker or endorser must sign this document, and if any bill or note payable on demand is included, on which there is an endorser other than the customer, such endorser must sign also.


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